UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         FEBRUARY 4, 2002


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                 0-25121                  41-1597886
(State of Incorporation)      (Commission File            (IRS Employer
                                   Number)                  Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                    55442
        (Address of principal                     (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.

     On February 4, 2002, the registrant issued a press release, as follows:


FOR IMMEDIATE RELEASE                     CONTACT:  Mark Kimball (763) 551-7070
February 4, 2002                                    Select Comfort Corporation


                           SELECT COMFORT CORPORATION
                 ANNOUNCES SECOND CONSECUTIVE PROFITABLE QUARTER

             FOURTH QUARTER NET SALES RISE 8 PERCENT TO $69 MILLION;
       NET INCOME IN FOURTH QUARTER IS $1.1 MILLION, OR 4 CENTS PER SHARE

     MINNEAPOLIS, MINN. (February 4, 2002) - Select Comfort Corporation (NASDAQ:
SCSS) today announced results for the fourth quarter and year ended December 29, 2001. The company reported its second consecutive quarterly profit with net income of $1.1 million, or $.04 per fully diluted share, and net sales of $69.3 million, 8% higher than net sales reported for the fourth quarter of 2000. A comparison of key operating results for the fourth quarter of 2001 and 2000 are as follows (in millions, except per share amounts):

                                                   4TH QUARTER
                                                  2001      2000
                                                --------  --------
        Net Sales                                 $69.3     $64.1
        Operating income (loss),
         exclusive of asset impairments
         and store write-offs of $1.3
         in 2001 and $0.5 in 2000                 $ 3.0    ($ 6.4)
        Earnings before interest, taxes,
         depreciation and amortization            $ 5.4    ($ 4.1)
        Net income (loss)                         $ 1.1    ($25.1)
        Earnings per share                        $ .04    ($1.39)

     Comparable store sales increased by 2.5% in the fourth quarter and decreased by 3.8% for fiscal 2001.

     For the year ended December 29, 2001, the company reported a net loss of $12.1 million, or $.66 per share, compared to a net loss of $37.2 million, or $2.09 per share in 2000. Net sales for fiscal 2001 were $261.7 million, compared to net sales of $270.1 million in 2000. The net loss for the year is attributable to net losses accumulated during the first and second quarters. Operating results for the last six months of 2001 improved substantially, with net income of $1.3


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

million on net sales of $133.5 million, compared to a net loss of $30.8 million and net sales of $132.1 million in the last six months of 2000.

     Cash balances at December 29, 2001 were $16.4 million and debt covenant requirements have been met. Cash generated from ongoing operations and existing cash balances are sufficient to meet the Company's ongoing obligations and to fund growth initiatives.

     "The primary objectives we set for 2001 were all accomplished. We set out to regain profitability in the second half, to lower our costs to align with sales volumes, to rebuild our cash position, and to ready ourselves for future growth," said Bill McLaughlin, chief executive officer. "Meeting these objectives in a struggling economic environment has required strong focus and discipline and has positioned us well for 2002."

    "We are pleased with the improvement in sales volumes achieved in the fourth quarter," McLaughlin continued. "Throughout the year, we continued to invest in product development, advertising and distribution. Those ongoing investments build the foundation for our profitable growth going forward."

2001 HIGHLIGHTS
     The following summarizes some of the key accomplishments during 2001 and the effect on the financial results:

o    Cost structure: lowered breakeven point and returned to profitability
     -    Reduced fixed costs and improved variable margins significantly
     - Improved gross margins by 2.2 percentage points to 65.6% for 2001 and by 6.1 percentage points to 67.1% in the fourth quarter of 2001
     - Lowered sales and marketing costs as a percentage of sales by 2.0 percentage points to 59.4%. Sales and marketing costs include advertising costs and non-product costs associated with operating stores and call centers and servicing our customers.
     -    Reduced general and administrative expenses by $4.4 million
o Growth and quality: invested in marketing and product development to position for growth
     -    Repositioned product line as the Sleep Number Bed by Select
          Comfort(TM)


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

     - Introduced Sleep Number(R) ad campaign in eight markets and selected national media
     - Upgraded product quality and expanded product offerings for targeted customers
     - Expanded distribution into wholesale including successful QVC cable television programs
     - Net sales declined by 3%, a lower decline than estimated for the industry
o    Financial condition: strengthened liquidity and cash position
     -    Raised $16 million through two debt/equity transactions
     - Returned to positive cash flow from operations for fiscal 2001, with cash flow from operations of $5.2 million during the last six months of the year
     -    Increased cash balances by approximately $11 million

     During the fourth quarter, net sales trends improved significantly, summarized as follows:

                                    4th Quarter               2001
                             % Sales    2001 vs 2000   % Sales    2001 vs 2000
                             -------    ------------   -------    ------------
    Retail Stores               76%            0%         78%           -4%
    Direct Marketing            16%          +23%         15%          -18%
    e-commerce                   4%          +60%          3%           +1%
    Wholesale and QVC            4%         +312%          4%           nm

OUTLOOK FOR 2002
     While 2001 was dedicated to returning to profitability, 2002 will be dedicated to profitable growth. Despite the uncertain economic environment, we believe steps taken in 2001 and additional programs planned in 2002 position the company to benefit from economic recovery and minimize the impact of economic contraction. Key points for consideration:
o Sales growth: Assuming a stable economy, we anticipate mid-single digit percentage sales growth in 2002. Areas of focus to drive profitable growth in 2002 are as follows:
     - Continue Sleep Number(R)advertising in 2002, with 5%+ higher levels of media spending and a more national emphasis
     - Improve the selling process in our stores, in our call center and on our internet site
     - Open stores selectively to leverage advertising and fixed costs in key markets, while closing a like number of under-performing stores
     -    Continue to enhance/expand our product line
     - Expand wholesale distribution selectively to further leverage advertising

o 2002 and First Quarter Outlook: Our expectations for 2002 are to be profitable. Entering 2002 our expectations were for a loss in the first quarter, primarily due to higher levels of direct marketing advertising spending in the first quarter consistent with prior years. The first five weeks of the quarter have experienced stronger than expected sales growth. If these trends continue, we could report a first quarter profit.
o Cash balance and financial position: We believe that cash flow from operations in 2002 will be positive and will fund cash required for investments - capital and otherwise. We do not anticipate a need to raise additional capital to meet operating needs.

     We are not yet in a position to predict volume growth and profitability in 2002, as the economic outlook is too uncertain. We are committed to maximizing our opportunities and believe that the initiatives and investments enacted in 2001 and planned for 2002 will enable us to continue to successfully build our business and increase our share of the mattress industry.

     Select Comfort will hold a conference call to discuss its fourth quarter results on Tuesday, February 5, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 12:00 p.m. Central Time on Tuesday, February 5, through 5:00 p.m. Central Time on Tuesday, February 12, 2002. To access the replay, please call 888-568-0881 from anywhere in the U. S. International callers may dial 402-998-1557. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on Tuesday, February 5 at www.selectcomfort.com.

     Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of adjustable-firmness mattresses, including the SLEEP NUMBER(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 328 retail stores located nationwide, including 22 leased departments in Bed Bath & Beyond stores; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.


     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence, effectiveness of our advertising and promotional efforts, acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, the potential dilution from the issuance of additional shares from financings completed in 2001 and our ability to maintain compliance with listing requirements of NASDAQ, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     DECEMBER 29, 2001 AND DECEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                    ----------------------------  ----------------------------
                                        2001           2000           2001             2000
                                    -------------  -------------  -------------  -------------
Net sales                                $ 69,341       $ 64,075       $261,687       $270,077
Cost of sales                              22,845         25,021         90,076         98,924
                                      -------------  -------------  -------------  -------------
   Gross margin                            46,496         39,054        171,611        171,153
                                      -------------  -------------  -------------  -------------

Operating expenses:
   Sales and marketing                     36,935         38,506        155,551        165,960
   General and administrative               6,584          6,925         24,836         29,211
   Store closings/impairments               1,318            528          1,826          1,952
                                      -------------  -------------  -------------  -------------
       Total operating expenses            44,837         45,959        182,213        197,123
                                      -------------  -------------  -------------  -------------

Operating income (loss)                     1,659         (6,905)       (10,602)       (25,970)
                                      -------------  -------------  -------------  -------------

Other income (expense):
   Interest income                             63            145            237          1,082
   Interest expense                          (588)           (20)        (1,362)           (26)
   Equity in loss of affiliate                  -              -              -           (642)
   Other, net                                (184)            14           (339)           (66)
                                      -------------  -------------  -------------  -------------
       Other income (expense), net           (709)           139         (1,464)           348
                                      -------------  -------------  -------------  -------------

Income (loss) before income taxes             950         (6,766)       (12,066)       (25,622)
Income tax expense (benefit)                 (115)        18,293              -         11,592
                                      -------------  -------------  -------------  -------------
Net income (loss)                        $  1,065       $(25,059)      $(12,066)      $(37,214)
                                      =============  =============  =============  =============

Net income (loss) per share - basic        $ 0.06        $ (1.39)       $ (0.66)       $ (2.09)
                                      =============  =============  =============  =============
Weighted average shares - basic            18,274         17,949         18,157         17,848
                                      =============  =============  =============  =============

Net income (loss) per share - diluted      $ 0.04        $ (1.39)       $ (0.66)       $ (2.09)
                                      =============  =============  =============  =============
Weighted average shares - diluted          30,869         17,949         18,157         17,848
                                      =============  =============  =============  =============

Basic and fully diluted earnings per share and the number of shares used to calculate earnings per share are the same for the three months ended December 29, 2000 and for the twelve months ended 2000 and 2001.

Reconciliation of basic and fully diluted earnings per share for the fourth quarter of 2001 is as follows:

                                              NET                   PER SHARE
                                             INCOME      SHARES       AMOUNT
                                             ------      ------       ------
BASIC EPS
Net income available to common shareholders  $1,065       18,274       $0.06
                                                                    ==========
EFFECT OF DILUTIVE SECURITIES:
   Options                                        -          507
   Warrants                                       -        1,088
   Convertible Debt                             310       11,000
                                            --------   ----------
DILUTED EPS
Net income attributable to common
   shareholders plus assumed conversion      $1,375       30,869       $0.04
                                            ========   ==========   ==========




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

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 29, 2001 AND DECEMBER 30, 2000
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                          2001           2000
                                                                      -------------  -------------
                                ASSETS
  Current assets:
     Cash and cash equivalents                                           $ 16,375       $  1,498
     Marketable securities                                                      -          3,950
     Accounts receivable, net of allowance for doubtful accounts
       of $311 and $264, respectively                                       2,623          2,693
     Inventories                                                            8,086         11,083
     Prepaid expenses                                                       3,588          4,741
                                                                      -------------  -------------
         Total current assets                                              30,672         23,965

  Property and equipment, net                                              30,882         37,063
  Other assets                                                              5,882          3,644
                                                                      -------------  -------------
         Total assets                                                    $ 67,436       $ 64,672
                                                                      =============  =============

                  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Current maturities of long-term debt                                 $     28       $     38
     Accounts payable                                                      15,216         17,271
     Accruals:
       Sales returns                                                        3,624          5,284
       Compensation, taxes and benefits                                     7,403          6,238
       Other                                                                8,140          7,565
                                                                      -------------  -------------
         Total current liabilities                                         34,411         36,396

  Long-term debt, less current maturities                                  17,109          2,322
  Accrued warranty costs                                                    5,030          5,745
  Other liabilities                                                         4,114          3,609
                                                                      -------------  -------------
         Total liabilities                                                 60,664         48,072
                                                                      -------------  -------------

  Shareholders' equity:
     Undesignated preferred stock; 5,000,000 shares authorized, no
       shares issued and outstanding                                            -              -
     Common stock, $.01 par value; 95,000,000 shares authorized,
       18,302,307 and 17,962,689 shares issued and outstanding,
       respectively                                                           183            180
     Additional paid-in capital                                            81,687         79,452
     Accumulated deficit                                                  (75,098)       (63,032)
                                                                      -------------  -------------
         Total shareholders' equity                                         6,772         16,600
                                                                      -------------  -------------
         Total liabilities and shareholders' equity                      $ 67,436       $ 64,672
                                                                      =============  =============

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     DECEMBER 29, 2001 AND DECEMBER 30, 2000
                                 (IN THOUSANDS)



                                                                    2001            2000
                                                                -------------   -------------
Cash flows from operating activities:
   Net loss                                                        $(12,066)       $(37,214)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation and amortization                                   10,082           8,409
     Loss on disposal of assets and impaired assets                   1,687          10,887
     Deferred tax assets                                                  -           2,167
     Change in operating assets and liabilities:
       Accounts receivable, net                                          70          (1,637)
       Inventories                                                    2,926             640
       Prepaid expenses                                               2,023              80
       Other assets                                                  (2,244)            535
       Income taxes                                                       -           2,579
       Accounts payable                                              (2,050)          1,360
       Accrued sales returns                                         (1,660)           (596)
       Accrued warranty costs                                         1,165           1,340
       Accrued compensation, taxes and benefits                         871            (173)
       Other accrued liabilities                                       (894)            537
       Other liabilities                                                505             800
                                                                -------------   -------------
         Net cash provided by (used in) operating activities            415         (10,286)
                                                                -------------   -------------

Cash flows from investing activities:
   Purchases of property and equipment                               (4,859)        (12,084)
   Sales of marketable securities                                     3,950          16,179
   Investment in affiliate                                                -            (400)
                                                                -------------   -------------
         Net cash (used in) provided by investing activities           (909)          3,695
                                                                -------------   -------------

Cash flows from financing activities:
   Principal payments on debt                                           (38)            (16)
   Proceeds from issuance of common stock                               369             664
   Net proceeds from long-term obligations                           15,040               -
                                                                -------------   -------------
         Net cash provided by financing activities                   15,371             648
                                                                -------------   -------------

Increase (decrease) in cash and cash equivalents                     14,877          (5,943)

Cash and cash equivalents, at beginning of period                     1,498           7,441
                                                                -------------   -------------
Cash and cash equivalents, at end of period                        $ 16,375        $  1,498
                                                                =============   =============

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SELECT COMFORT CORPORATION
                                  (Registrant)


Dated:  February 4, 2002          By            /s/ Mark A. Kimball
                                     -----------------------------------------

                                  Title:        Senior Vice President
                                        --------------------------------------





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